UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2023

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 30, 2023, Seelos Therapeutics, Inc. (the “Company”) and Lind Global Asset Management V, LLC (together with its successors and representatives, the “Holder”) entered into an Amendment No. 4 to Convertible Promissory Note and Amendment to Letter Agreement (the “Amendment”), which amended (i) that certain Convertible Promissory Note No. 1 in the initial principal amount of $22,000,000, issued by the Company to the Holder on November 23, 2021, as amended on December 10, 2021, February 8, 2023 and May 19, 2023 (as so amended, the “Note”), and (ii) that certain letter agreement with the subject line “Convertible Promissory Note”, dated September 21, 2023, by and between the Company and the Holder (the “Letter Agreement”).

Pursuant to the Amendment, the Company and the Holder agreed, among other things, that: (A) effective as of September 30, 2023, the outstanding principal amount of the Note was increased by $3,631,528 to $16,837,084; (B) commencing October 1, 2023, the Note will bear interest at an annual rate of 12% per annum; (C) the Company shall not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to March 28, 2024, and that it shall thereafter be required to maintain an aggregate minimum balance equal to 50% of the then outstanding principal amount under the Note or more in cash or cash equivalents with one or more financial institutions; (D) subject to certain exceptions, if the Company issues securities for cash consideration, the Company will be required utilize 25% of the net cash proceeds to repay the Note unless the Holder elects not to be repaid; (E) the Holder will, through March 28, 2024, forebear from exercising any right to assert or claim that a Material Adverse Effect (as defined in the Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to September 30, 2023; (F) the Company shall use its reasonable best efforts to seek, at a special or annual meeting of the stockholders of the Company to be scheduled to be held no later than January 16, 2024, the stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) with respect to the approval of the issuance of shares of Common Stock in excess of the limitation on the number of shares issuable under the Note as set forth in the Note and that certain Securities Purchase Agreement entered into between the Company and the Holder on November 23, 2021; and (G) subject to certain exceptions, as long as the Note remains outstanding, the Holder will have the right to participate in any equity or debt financing by the Company in an amount equal to the lesser of 50% of the securities to be offered and $5,000,000 of the securities to be offered in such financing.

Pursuant to the Letter Agreement, the Company previously granted the Holder the right, at any time and from time to time, between September 25, 2023 and November 9, 2023, to convert the remaining amount of the monthly payment under the Note that would have otherwise been due on September 24, 2023 in the aggregate amount of up to $400,000 into shares of common stock of the Company, par value $0.001 (“Common Stock”), at the lower of (a) the then-current Conversion Price (as defined in the Note, which is currently $6.00 per share) and (b) 85% of the average of the five (5) lowest daily volume-weighted average price during the twenty (20) trading days prior to the delivery by the Holder of the applicable conversion notice. The Amendment provides that the number of shares issuable pursuant to this right to convert shall be limited to an aggregate of 1,877,084 shares of Common Stock.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment No. 4 to Convertible Promissory Note and Amendment to Letter Agreement, by and between Seelos Therapeutics, Inc. and Lind Global Asset Management V, LLC, effective September 30, 2023.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: October 2, 2023	By:	/s/ Michael Golembiewski
Name: Michael Golembiewski
Title: Chief Financial Officer